UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/24/2006

Centene Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-725-4477
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 24, 2006, the board of directors adopted a revised form of Restricted Stock Unit Agreement (the "Agreement") for equity incentive awards to be made under the 2003 Stock Incentive Plan. This updated form of the Agreement amends the tax withholding provisions relating to awards granted under the Agreement.
The full text of the revised form of Restricted Stock Unit Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 24, 2006, Karey L. Witty was appointed Senior Vice President and Chief Executive, Health Plan Business Unit. In connection with this appointment, Mr. Witty relinquished his role as the Company's Chief Financial Officer, Secretary and Treasurer.

(c) On April 24, 2006, J. Per Brodin was appointed Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Brodin reports to Michael F. Neidorff, Chairman and Chief Executive Officer.

Mr. Brodin served as Vice President and Chief Accounting Officer for Centene from November 2005 to April 2006. From March 2002 to November 2005, Mr. Brodin served as Vice President, Accounting and Reporting, for the May Department Stores Company. From 1989 to February 2002, Mr. Brodin was with the Audit and Business Advisory practice of Arthur Andersen, LLP, the final two years as Senior Manager with their Professional Standards Group. Mr. Brodin is 44 years old.

In connection with his appointment, Mr. Brodin entered into our standard executive severance and change in control agreement. The agreement generally provides that, if within 24 months following a change in control (as defined), Mr. Brodin's employment is terminated by us other than for cause (as defined in the agreement) or by Mr. Brodin for good reason (as defined), Mr. Brodin will receive a cash payment equal to the sum of (a) an amount equal to 24 months of salary, (b) the average of the executive's last two annual bonuses and (c) a prorated annual bonus for the year in which the termination occurs. Mr. Brodin also will receive 18 months of medical coverage, and Mr. Brodin's existing equity awards will vest in full.

The agreement also generally provides that, if Mr. Brodin's employment is terminated by us other than for cause or by Mr. Brodin for good reason in the absence of a change in control, Mr. Brodin will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage, and 12 months of continued vesting of Mr. Brodin's existing equity awards.

In the agreement, Mr. Brodin agrees to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, regardless of the reason for termination.

The above description of the terms of the Agreement is qualified in its entirety by reference to the full text of the standard agreement, a copy of which was filed on Form 8-K on May 23, 2005 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Restricted Stock Unit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centene Corporation

Date: April 28, 2006	By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Restricted Stock Unit Agreement